Exhibit 10.40

Date: 22 May 2024

NOBLE TACK INTERNATIONAL LIMITED

9/F, HKHC Tower

NO. 241-243 Nathan Road
Jordan, Kowloon

Hong Kong
Attn.: Ms. Karen Lam
(karen.lam@hangtaiyue.com)

By email only

Re:	Request for Extension of the Option Period

Dear Sirs,

We refer to the option deed (the “Option Deed”) dated 2 June 2022 entered into between Seamless Group INC. (as Grantor) and Noble Tack International Limited (as Grantee). Unless otherwise defined and the context requires, the terms defined in the Option Deed shall have the same meaning in this letter (the “Letter”).

In view that the Option Period will end on 2 June 2024, we hereby request your consent to extend the Option Period up to and inclusive of 31 August 2024. Other than the terms set out in this Letter, all terms in the Option Deed shall continue in full force and effect.

If you accept the extension, please counter-sign the acknowledgment and acceptance below and return to us by email to ronnie.hui@tngfintech.com.

Should you have any queries regarding this Letter, please feel free to contact us.

Yours faithfully,

For and on behalf of
SEAMLESS GROUP INC.

/s/ Kong King Ong Alexander
Kong King Ong Alexander

ACKNOWLEDGMENT AND ACCEPTANCE

Date:

We acknowledge receipt of your Letter and agree and confirm our acceptance to your request for extension of the expiration date of the Option Period.

For and on behalf of

NOBLE TACK INTERNATIONAL LIMITED

/s/ Lam Ching Yee

Name:	Lam Ching Yee
Title:	Director